INVESTOR PRESENTATION 2022 Fourth Quarter Earnings bancofcal.com

2 When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California, Inc. and its affiliates (“BANC,” the “Company”, “we”, “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the continuing effects of the COVID-19 pandemic and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic on our business, operations, financial performance and prospects; (ii) the costs and effects of litigation, including legal fees and other expenses, settlements and judgments; (iii) the risk that we will not be successful in the implementation of our capital utilization strategy, new lines of business, new products and services, or other strategic project initiatives; (iv) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies, and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all and, in the case of our recent acquisition of Deepstack Technologies, reputational risk, regulatory risk and potential adverse reactions of the Company's or Deepstack's customers, suppliers, vendors, employees or other business partners; (v) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to, the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and nonperforming assets in our loan portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our credit loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, or changes in financial markets, and the risk of recession or an economic downtrun; (viii) changes in the interest rate environment and levels of general interest rates, including the recent and anticipated increases by the FRB in its benchmark rate, the impacts of inflation, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin, and funding sources; (ix) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (x) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xi) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, result in write-downs of asset values, increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiii) our ability to control operating costs and expenses; (xiv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xv) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvi) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xvii) uncertainty regarding the expected discontinuation of the London Interbank Offered Rate (“LIBOR”) and the use of alternative reference rates; (xviii) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xix) our ability to attract and retain key members of our senior management team; (xx) increased competitive pressures among financial services companies; (xxi) changes in consumer spending, borrowing and saving habits; (xxii) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xxiii) the ability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting standards; (xxv) continuing impact of the Financial Accounting Standards Board’s credit loss accounting standard, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvi) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvii) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary, or repurchases of our common stock; and (xxviii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC. FORWARD LOOKING STATEMENTS

FOURTH QUARTER 2022 RESULTS

BANC OF CALIFORNIA

($ in Thousands Except Per Share Data)	4Q22	3Q22	4Q21
Net interest income	$ 80,217	$ 79,408	$ 73,039
Provision for credit losses	-	-	$ 11,262
Net income	$ 21,519	$ 24,196	$ 5,751
Net income available to common stockholders	$ 21,519	$ 24,196	$ 4,024
Earnings per diluted common share	$ 0.36	$ 0.40	$ 0.07
Adjusted net income(1)	$ 26,764	$ 26,732	$ 14,831
Adjusted net income available to common stockholders(1)	$ 26,764	$ 26,732	$ 13,104
Adjusted earnings per diluted common share(1)	$ 0.45	$ 0.44	$ 0.22
Pre-tax pre-provision (PTPP) income(1)	$ 30,587	$ 34,127	$ 19,772
Adjusted PTPP income(1)	$ 38,034	$ 37,728	$ 32,663
Return on average assets (ROAA)	0.92%	1.02%	0.24%
Adjusted ROAA(1)	1.15%	1.13%	0.63%
PTPP ROAA(1)	1.31%	1.44%	0.84%
Adjusted PTPP ROAA(1)	1.63%	1.59%	1.39%
Average assets	$ 9,257,311	$ 9,408,740	$ 9,331,955
Net interest margin	3.69%	3.58%	3.28%
Allowance for credit losses coverage ratio	1.28%	1.36%	1.35%
NIE / Average Assets(1)	2.07%	2.15%	2.50%
Adjusted NIE / Average Assets(1)	2.08%	2.00%	1.95%
Common equity tier 1(2)	11.88%	11.43%	11.31%
Tangible common equity per share(1)	$ 14.19	$ 13.79	$ 13.88
Noninterest-bearing deposits as % of total ending deposits	39.5%	40.4%	37.5%

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation
(2) 4Q22 capital ratios are preliminary

3

4 4th Quarter 2022 Summary Consistent Earnings Power • Adjusted ROAA(1) increased to 115 bps for 4Q22 compared to 113 bps for the prior quarter and 63 bps same quarter a year ago • Increase in adjusted net income on a slightly smaller balance sheet • Proactive balance sheet management to reposition securities portfolio, resulting in higher future yields Continued Growth in Targeted Areas • Average noninterest-bearing deposits increased from 38% to 41% of total average deposits • The number of commercial noninterest-bearing deposit accounts increased year-to-date • Total commercial loans, excluding warehouse lending and SBA, increased 3% annualized Asset Sensitivity Expanded Net Interest Margin • 11 basis points of NIM expansion aided by stable base of noninterest-bearing deposits • Remain slightly asset sensitive as we near expected peak rate increases Stable Asset Quality • Lower NPLs excluding SFR loans (which are well-secured with low LTVs) • Extensive stress testing on portfolio indicates asset quality should remain strong if economic conditions deteriorate in near future Continued Growth in Capital • Tangible common equity per share(1) grew 2.9%, or 11.6% annualized, in the quarter to $14.19 • TCE ratio(1) grew 26 bps to 9.23% • CET 1 ratio grew 45 bps to 11.88% • $18.9 million of common shares repurchased in Q4 completing $75 million buyback program announced in Q1 ENHANCING FRANCHISE VALUE (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation

5 Adjusted Pre-tax Pre-provision (PTPP) Income (1) $16.0 $13.2 $12.2 $18.9 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 0.65% 0.83% 0.98% 1.25% 1.06% 1.35% 1.39% 1.55% 1.65% 1.59% 1.63% 1Q21 2 .0 2Q21 $27.7 3Q21 $32.7 4Q21 $35.8 1Q22 $12.2 2Q22 $37.7 3Q22 $38.0 4Q221Q20 $16.0 2Q20 $18.9 3Q20 $24.5 4Q20 1.13% $20.6 $38.4 +16% +212% Adjusted PTPP Income Adjusted PTPP Income / Avg. Assets CONSISTENT CORE EARNINGS POWER ($ in millions)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS RECONCILIATION

BANC OF CALIFORNIA

($ in millions)


ROAA 0.92%
1.15% Adjusted ROAA(1)
$21.5
EPS $0.36
$(0.6)
$0.4
$5.4
$26.8
EPS $0.45
4Q 2022
Net Income Available to Common Stockholders
Noninterest expense adjustments
Loss on alternative energy partnerships
Loss on Sale of Securities
Adjusted Net Income Available to Common Stockholders (1)(2)


ROAA 1.02%
1.13% Adjusted ROAA(1)
$24.2
EPS $0.40
$2.2
$0.4
$(0.0)
$26.7
EPS $0.44
3Q 2022
Net income available to common stockholders
Noninterest expense adjustments
Loss on alternative energy partnerships
Loss on Sale of Securities
Adjusted Net Income Available to Common Stockholders (1)(2)

Highlights

- 4Q22 noninterest expense adjustments relate to professional fees, net of recoveries.
- 3Q22 noninterest expense adjustments relate to professional fees, net of recoveries, and include merger expenses related to Deepstack

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation
(2) Adjustments presented utilizing a statutory tax rate of 29.6%; see "Non-GAAP Reconciliation" slides at end of presentation

6

7 TBV PER COMMON SHARE GROWTH IN A CHALLENGING ENVIRONMENT $13.39 FY2020 $13.88 FY2021 $14.19 FY2022 Tangible Book Value / Share Solid growth in TBV per common share driven by strong earnings and prudent balance sheet management that more than offset negative AOCI marks, dividends, common stock repurchases and acquisition of Deepstack Technologies 4Q22: Completed $75 million stock buyback authorized in 1Q22 that reduced outstanding shares by 7% 4Q21: Closed $1.5 billion asset PMB acquisition in October 3Q22: Completed $24 million acquisition of Deepstack Technologies in September

8 LOW COST DEPOSIT FRANCHISE (1) Reflects balance as of period end • 39.5% percent of ending total deposits are noninterest-bearing, up from 37.5% a year ago • Targeted deposit strategy has transformed deposit mix and contributed to preserving asset- sensitive profile • 12/31/22 spot rate on deposits of 1.07% Cost of Deposits 0.11% 37.5% 32.2% 23.5% 0.0% 6.8% 4Q21 0.08% 39.6% 32.0% 21.4% 0.0%7.0% 1Q22 0.17% 37.4% 31.2% 21.5% 1.8% 8.1% 2Q22 0.47% 40.4% 26.4% 20.4% 4.4% 8.4% 3Q22 0.79% 39.5% 27.3% 16.5% 8.5% 8.2% 4Q22 Average cost of deposits Noninterest-bearing Interest-bearing checking Money market & savings Brokered CDs CDsHighlights 0.08% 0.12% 0.77% 2.18% 3.65% Average Fed funds rate Category 4Q21 1Q22 2Q22 3Q22 4Q22 $ in millions Noninterest-bearing checking $2,788.2 $2,958.6 $2,826.6 $2,943.6 $2,809.3 Interest-bearing checking 2,393.4 2,395.3 2,359.9 1,921.8 1,947.2 Demand deposits 5,181.6 5,354.0 5,186.5 4,865.4 4,756.6 Money market & savings 1,751.1 1,605.1 1,622.9 1,478.0 1,174.9 CDs 506.7 520.7 615.7 614.6 584.5 Brokered CDs 0.0 0.0 133.6 322.4 604.9 Total(1) $7,439.4 $7,479.7 $7,558.7 $7,280.4 $7,120.9

9 YTD Growth in Number of Accounts and Steady Commercial Noninterest-Bearing Deposits DEPOSIT ENGINE CONSISTENTLY GENERATES LOW-COST COMMERCIAL DEPOSIT RELATIONSHIPS NIB Commercial Deposits Comprise 89% of Total NIB Deposits ($ millions) 9,920 10,945 11,270 11,444 14,244 14,292 14,300 14,541 14,497 2019Y 2020Y 1Q21 2Q21 11,644 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 $1,001 $1,339 $1,519 $1,605 $1,920 $2,550 $2,651 $2,476 $2,592 $2,433 NIB Business Deposits Accounts NIB Business Deposits 4Q21 Includes PMB Acquisition

DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK
Attractive Risk-Adjusted Yields

BANC OF CALIFORNIA

Loan Segment	4th Quarter 2022			3rd Quarter 2022			Change		
	$(1)	%	Avg. Yield	$(1)	%	Avg. Yield	$(1)	%	Avg. Yield
$ in Millions									
C&I: Warehouse	$ 603	8%	6.93%	$ 766	11%	5.97%	$ (164)	-3%	0.96%
C&I: All Other	1,243	17%	6.35%	1,227	17%	5.09%	16	0%	1.26%
Multifamily	1,690	24%	3.98%	1,698	23%	4.00%	(9)	1%	-0.02%
CRE	1,260	18%	4.66%	1,241	17%	4.44%	19	1%	0.22%
Construction	244	3%	7.54%	236	3%	6.72%	7	0%	0.82%
SBA	68	1%	5.78%	86	1%	3.13%	(18)	0%	2.65%
Total Commercial Loans	5,107	72%	5.23%	5,255	72%	4.77%	(148)	0%	0.46%
SFR	1,921	27%	4.04%	1,948	27%	3.85%	(27)	0%	0.19%
Consumer	87	1%	6.14%	87	1%	6.05%	0	0%	0.09%
Total Consumer Loans	2,008	28%	4.13%	2,034	28%	3.94%	(27)	0%	0.19%
Total Loans HFI	$ 7,115	100%	4.92%	$ 7,289	100%	4.54%	$ (174)	N/A	0.38%



SBA
$68
1%
Construction
$244
3%
Consumer
$87
1%
C&I
$1,846
25%
1-4 Res.
$1,921
27%
CRE
$1,260
18%
Multifamily
$1,690
24%

Q4 Highlights

- Total Commercial Loans, excluding warehouse and SBA, increased $34 million or 3% on an annualized basis
- 54% of loans are variable or hybrid
- 63% of the loan portfolio is secured by residential real estate
- Real estate secured loans weighted average loan-to-values (LTVs) of 57%
- 75% of the SFR portfolio have LTVs of less than 70%
- 85% of all real estate secured loans have LTVs of less than 70%

(1) Reflects balance as of period end

10

11 DIVERSIFIED BUSINESS MIX Loan Yields On New Production Continue To Rise (1) PMB acquired loans excluded from chart and Total Loan Fundings (2) Includes deferred costs/fees, transfers, sales and other adjustments $583 $679 $831 $559 $145 $243 $290 $380 $262 $351 $80 $906 $968 $1,211 $821 $496 ($575) ($435) ($459) ($239) ($212) ($254) ($317) ($334) ($347) ($284) ($28) ($414) ($394) ($166) ($828) ($780) ($1,208) ($980) ($662) 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Total Loan Fundings of $496 Million in Q4 2022 Fundings Advances Warehouse Net Advances/Paydowns Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production ($ in millions) ($ in millions) Loans Beginning Balance Total Fundings PMB Acquired(1) Total Payoffs Net Di fference Other Change (2) Loans Ending Balance Total Loan Yield Rate on Production Q4 2022 7,294$ 496$ -$ 662$ (166)$ (8)$ 7,119$ 4.92% 6.81% Q3 2022 7,455$ 821$ -$ 980$ (159)$ (2)$ 7,294$ 4.54% 5.52% Q2 2022 7,455$ 1,211$ -$ 1,208$ 3$ (2)$ 7,455$ 4.35% 4.20% Q1 2022 7,255$ 968$ -$ 780$ 188$ 12$ 7,455$ 4.26% 3.70% Q4 2021 6,232$ 906$ 963$ 828$ 77$ (17)$ 7,255$ 4.20% 3.74%

12 ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Non-performing Loans (NPLs) ($ in millions) $19.1 $21.7 1.00% 4Q21 $30.6 0.82% 1Q22 $29.7 0.83% 2Q22 $21.1 0.79% 3Q22 $30.4 1.28% 4Q22 SFR Delinquencies PMBC Acquired Delinquencies Delinquencies (ex-SFR) Delinquencies /Total Loans $101 $60 4Q21 $98 1Q22 $125 2Q22 $111 3Q22 $119 4Q22 $245 $250 $211 $173 $183 Criticized and Classified Loans PMB Acquired Criticized and Classified Loans Classified Loans $21.6 $23.9 0.72% 4Q21 $44.2 0.73% 1Q22 $37.1 0.60% 2Q22 $34.7 0.59% 3Q22 $34.1 0.78% 4Q22 SFR NPLs PMBC Acquired NPLs NPLs (ex-SFR) NPLs/Total Loans-HFI 1.35% $98.2 4Q21 1.32% $98.6 1Q22 1.34% $99.7 2Q22 1.36% $98.8 3Q22 1.28% $91.3 4Q22 ACL / Total Loans ACL (1) 4Q22 SFR average LTV is 57%. Please see slide 19 for additional information (2) The NPL ratio related to BANC originated loans was 0.49% when PMB’s NPLs of $21.6 million and PMB acquired loans outstanding at December 31, 2021 of $905 million are excluded (2) Decline in NPLs excluding SFR loans, which are well-secured with low average LTVs of 57%(1) $31.9 $30.4 $32.5 $36.4 $60.8 $7.1 $10.3 $7.3 $8.0 $21.1

13 ALLOWANCE FOR CREDIT LOSSES WALK 1.33% (1) 1.26% (1) $98.8 $91.3 $(7.6) $(1.1) Net Charge-offsACL (9/30/2022) $0.2 $1.0 Changes in Specific Reserve Provision for RUC Portfolio Mix ACL (12/31/22) 1.36% 1.28% 1.36% • ACL includes the Allowance for Loan Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC) • The $7.6 million decrease in the ACL was due to (i) net charge offs of $7.6 million, of which $7.1 million related to a specific reserve for an acquired PCD loan; and (ii) $1.1 million lower RUC from lower volume of unfunded commitments; offset by (iii) new specific reserves totaling $1.0 million, and (iv) higher general reserves of $0.2 million due to changes in portfolio mix including lower overall balances and the impact of weaker economic forecasts • Total coverage ratio was 1.28% at 4Q22 compared to 1.36% at 3Q22 ($ in millions)

14 Interest Rate Risk Position (within 12 months) Loan & Deposit Mix Rate Sensitive Assets at 31% of Total Assets Loan Portfolio • $2.1 billion mature or reset within 12 months • $432 million are at or below their floors • Given a 50 bps market rate increase, 98% of loans with floors are eligible to reprice Cash & Investments • $229 million in interest bearing cash • $493 million reprice within 12 months, mostly CLOs INTEREST RATE RISK MANAGEMENT Remain slightly asset sensitive with 20% one year positive gap ratio HFI Loans: $7.1 billion Total Deposits: $7.1 billion Noninterest- bearing 39% Interest- bearing, Non-Maturity Non-Time 44% Time 17% Hybrid 24% Variable 30% Fixed 46% LESS Rate Sensitive Liabilities at 11% of Total Assets • $1.0 billion CD’s mature or reprice within 12 months • $20 million in overnight borrowings One Year Positive Gap Ratio was 20% of Total Assets

15(1) 4Q22 capital ratios are preliminary. (2) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation STRONG CAPITAL BASE Provides Buffer For Economic Environment • 1Q22 included the Series E Preferred Stock Redemption of $98.7 million • 1Q22, 2Q22, 3Q22 and 4Q22 included $4.3 million, $38.9 million, $13.0 million and $18.9 in common stock repurchases, respectively • 3Q22 included the impact from the Deepstack acquisition and 4Q21 included the impact from the PMB acquisition 4Q21 4Q22 11.31% 11.88% Common Equity Tier 1 4Q21 4Q22 9.36% 9.23% Tangible Common Equity / Tangible Assets(2) BANC is Focused on Key Capital Ratios 4Q22 3Q22 2Q22 1Q22 4Q21 Common Equity Tier 1 (1) 11.88% 11.43% 11.29% 11.40% 11.31% Tier 1 Risk-based Capital (1) 11.88% 11.43% 11.29% 11.40% 12.55% Leverage Ratio (1) 9.71% 9.52% 9.58% 9.72% 10.37% Tangible Equity / Tangible Assets (2) 9.23% 8.97% 9.03% 9.27% 10.38% Tangible Common Equity / Tangible Assets (2) 9.23% 8.97% 9.03% 9.27% 9.36%

2022 REVIEW:
What Did We Say We Would Do and How Did We Do?

BANC OF CALIFORNIA

We delivered on what we said we would do in our Q4 2021 Investor Presentation

Fully Realize Synergies of PMB Acquisition	• Achieved 40%+ cost saves
	• Compared to 2021:
	  • 2022 adjusted efficiency ratio(1) declined from 62% to 56%
	  • 2022 adjusted noninterest expense to average assets ratio(1) declined from 2.05% to 2.03%
	• Adjusted ROAA(1) increased to 115 bps for 4Q22 compared to 63 bps for 4Q21

Continue Generating Strong Loan Production	• 2022 core commercial loans increased 13%(2) • Attracted new leaders for ABL, Education and Entertainment
Capitalize on Asset Sensitivity	• 2022 NIM expanded 33 bps • 2022 average NIB deposits increased 9% to 39% • Margin expansion in first half of year brought earnings forward, and ended the year remaining slightly asset sensitive with strong loan yields and a high percentage of noninterest-bearing deposits
Accelerate Investment in Technology	• Launched several internal tech initiatives, including the rollout of nCino in 4Q22 • Launched payments vertical including acquisition of Deepstack Technologies • Strategic investment in Finexio
Continue Optimizing Use of Capital to Increase Earnings and Enhance Franchise Value	• Redeemed Series E preferred stock in 1Q22 for annualized savings of $6.9 million • Repurchased $75 million in stock in 2022 • Acquired Deepstack with stock and cash • Shifted a portion of the securities portfolio from AFS to HTM to protect TBVPS • Repositioned a portion of the AFS securities portfolio for a $5.4 million after-tax loss on sales and ~3 year pay-back through reinvestment

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation. (2) Core commercial loans include CRE, Multifamily, Construction and C&I

16

17 • Continued focus on noninterest-bearing deposits, credit quality, robust capital and tangible book value growth 2023 STRATEGIC OBJECTIVES Well Positioned to Grow Franchise Value • Build highly-differentiated payment business that will drive fee income and commercial deposits • Continue momentum in media/entertainment, healthcare and selective bridge real estate where we have unique expertise • Options include, but are not limited to: balance sheet growth, investments in people and technology, stock repurchases, debt paydowns, and other targeted ways to enhance yield Protect The Balance Sheet Proactively Manage Asset- Liability Mix Target Opportunistic Growth in our Core Niches Scale Payments Business and Related Initiatives Allocate Capital to Drive Long Term Shareholder Returns • Balance asset sensitivity while also proactively taking advantage of opportunities to enhance earnings for the long term

18 APPENDIX bancofcal.com

19 REAL ESTATE LOAN PORTFOLIO HAS LOW LTVS $ in millions (1) Excludes Warehouse credit facilities Real Estate Loan Balances(1) SFR Portfolio by LTV 59% 4Q21 59% 1Q22 65% 2Q22 70% 3Q22 72% 4Q22 $4,274 $4,424 $4,837 $5,124 $5,114 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • ~85% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 57% Real Estate(1) LTVs $ % Count <50% $ 1,466 29% 1,124 50% to 60% 1,219 24% 506 60% to 70% 1,677 33% 635 70% to 80% 701 14% 428 >80% 51 1% 38 Total $ 5,114 100% 2,731 $ in Millions SFR LTVs $ % Count <50% $ 611 32% 701 50% to 60% 344 18% 276 60% to 70% 476 25% 375 70% to 80% 457 24% 374 >80% 32 2% 33 Total $ 1,921 100% 1,759 $ in Millions • ~75% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 57%

20 CALIFORNIA-CENTRIC CRE AND MULTIFAMILY PORTFOLIOS HAVE LOW WEIGHTED-AVERAGE LTV CRE & Multifamily by Collateral Type 57% 9% 12% 11% 6% 2% 3% 93% 7% 97% 3% 43% 39% 13% 4% 2% Multifamily 57% Health Facility Retail Industrial Owner Occupied Mixed Use Multi Tenant Single Tenant Strip Center Non Owner Occupied Neighborhood Shopping Center Other Office Other <1% Residential Other Hospitality Collateral Type Count Balance Avg. Loan Size W.A. LTV $ in Millions MultiFamily 602 $ 1,690 $ 2.8 57% Office 74 342 4.6 56% Retail 69 332 4.8 52% Industrial 74 252 3.4 59% Health Facility 8 98 12.2 61% Hospitality 22 54 2.4 40% Other 75 182 2.4 55% Total CRE & MF 924 $ 2,950 $ 3.2 56%

21 ~51% C&I Concentration toward Businesses focused on Finance (including Warehouse), and Real Estate and Rental Leasing Growing concentration in targeted verticals: • 8% Media / Entertainment: • 6% Healthcare • 4% Education & Professional Limited Exposure to: • 2% Food Services • 1% Transportation • <1% in Accommodations All Other C&I includes a diverse mix of industry sectors 33% 9% 9% 8% 6% 5% 3% 3% 2% 2% 2% 2% 2% 2% 1% 1% 10% Finance and Insurance: Warehouse Real Estate & Rental Leasing Finance and Insurance: Other Media / Entertainment Healthcare and Social Assistance Manufacturing Gas Stations Other Retail Trade Construction Professional Services Whole Sale Trade Management of Companies and Enterprises Food Services Educational Services Transportation Accommodations All Other C&I 0% 5% 10% 15% 20% 25% 30% 35% DIVERSIFIED AND LOW AVERAGE BALANCE C&I PORTFOLIO NAICS Industry Count $ Avg. Loan Size $ in Millions Finance: Warehouse 53 $ 603 $ 11.4 Real Estate & Rental Leasing 162 173 1.1 Finance: Other 41 160 3.9 Manufacturing 96 96 1.0 Healthcare and Social Assistance 111 110 1.0 Arts, Entertainment, & Recreation 29 72 2.5 Television / Motion Pictures 28 76 2.7 Gas Stations 39 60 1.5 Other Retail Trade 89 57 0.6 Construction 83 40 0.5 Professional Services 185 39 0.2 Wholesale Trade 75 39 0.5 Management of Companies & 5 35 7.0 Transportation 73 19 0.3 Food Services 18 31 1.7 Educational Services 20 35 1.7 Accommodations 6 9 1.5 All Other C&I 273 193 0.7 Total C&I 1,386 $ 1,846 $ 1.3

22 Net Interest Margin Drivers 0.51% 0.09% 1.02% 3Q20 4.04% 3.38% 0.36% 0.09% 0.89% 4Q20 3.78% 3.19% 0.28% 0.08% 0.83% 1Q21 3.81% 3.27% 0.23% 0.07% 0.77% 2Q21 3.73% 3.28% 0.06% 4.27% 0.09% 2.97% 0.67% 3Q21 3.66% 3.28% 1.11% 0.11% 1.25% 0.08% 1.71% 0.61% 4Q21 3.87% 3.51% 1Q20 0.08% 4.06% 0.12% 0.58% 1Q22 4.04% 3.58% 3.09% 0.17% 0.77%0.71% 0.74% 1.29% 2Q22 4.33% 3.58% 0.47% 2.18% 0.15% 3Q22 4.79% 3.69% 2Q20 0.79% 3.65% 3.86% 1.81% 4Q22 3.09% 1.20% Earning Asset Yield Net Interest Margin Cost of Total Deposits Average Fed Funds Rate Interest-Bearing Liabilities STABLE, LOW COST DEPOSIT GROWS NET INTEREST MARGIN IN RISING RATES

23 STRONG ALLOWANCE COVERAGE RATIO Allocation Of Reserve By Loan Type • Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments • ACL coverage ratio of 1.28% at the end of 4Q22 lower than prior quarter due to a $7.4 million partial charge-off, of which $7.1 million was a specific reserve established on a credit-deteriorated loan from the PMB acquisition. This loan has a remaining carrying value of $4.0 million with no specific reserve ACL Composition 12/31/2022 9/30/2022 ($ in thousands) Amount % of Loans Amount % of Loans Commercial real estate $ 15,977 1.27% $ 16,836 1.36% Multifamily 14,696 0.87% 15,953 0.94% Construction 5,850 2.40% 5,423 2.29% Commercial and industrial 31,689 2.55% 36,470 2.97% Commercial and industrial - warehouse 2,467 0.41% 2,355 0.31% SBA 2,648 3.89% 2,960 3.45% Total commercial loans 73,327 1.44% 79,997 1.52% Single family residential mortgage 12,050 0.63% 11,847 0.61% Other consumer 583 0.67% 600 0.69% Total consumer loans 12,633 0.63% 12,447 0.61% Allowance for loan losses 85,960 1.21% 92,444 1.27% Reserve for unfunded commitments 5,305 0.07% 6,405 0.09% Allowance for credit losses $ 91,265 1.28% $ 98,849 1.36%

24 QoQ Effective Duration (Years) 4Q22 3Q22 Change 4Q22 Gov’t & Agency (MBS, CMO, & SBA) $ 144.6 $ 164.0 $ (19.4) 2.8 CLOs 476.6 472.7 3.9 0.1 Corporate Securities 166.6 169.4 (2.8) 2.7 Private Label RMBS 80.5 41.5 39.0 7.5 AFS $ 868.3 $ 847.6 $ 20.7 1.7 Gov’t & Agency (MBS, CMO, & SBA) 214.4 214.6 (0.1) 9.8 Municipal 114.2 114.2 0.0 10.3 HTM $ 328.6 $ 328.8 $ (0.1) 10.0 Total Securities $ 1,196.9 $ 1,176.3 $ 20.6 4.0 Security Type ($ in millions) (1) $329 million of AFS securities were reclassified to HTM during 1Q22 Portfolio Average Balances & Yields Securities Portfolio Detail(1) Portfolio Profile CompositionCredit Rating AAA 44% AA 42% BB 1% BBB 13% Private Label RMBS 7% 2.13% 4Q21 2.29% 1Q22 2.68% 2Q22 3.38% 3Q22 4.19% 4Q22 $1,291 $1,292 $1,217 $1,195 $1,221 Average Balance ($ in millions) Yield CLO 40% Corporates 14% Gov’t & AGC 30% Munis 9% SECURITIES PORTFOLIO Strong Expansion Of Securities Yield

25 CLO Industry Breakdown $477 million at December 31, 2022 (net of $15.6 million unrealized loss) • CLO portfolio has underlying diversified exposure with largest segment in Healthcare & Pharmaceuticals at 12% • AAA and AA holdings provide principal protection • 4Q22 average CLO portfolio yield of 5.64%, up from 4.05% in 3Q22 • Quarterly reset based on 3 Month Libor + 1.62% • CLOs included an unrealized loss of $15.6 million as of 4Q22, down from $20 million as of 3Q22 Healthcare & Pharmaceuticals 12% High Tech Industries 11% Banking, Finance, Insurance & Real Estate 9% Services: Business 8% Beverage, Food & Tobacco 5%Media: Broadcasting & Subscription 5% Hotel, Gaming & Leisure 4% Construction & Building 3% Telecommunications 3% Capital Equipment 3% Retail 3% Chemicals, Plastics, & Rubber 3% Automotive 3% Services: Consumer 3% Aerospace & Defense 2% Other 22% CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE Credit Enhancement Provides Significant Principal Protection

BANC FAST FACTS

BANC OF CALIFORNIA

(Dollars in millions)	4Q22	3Q22	2Q22	1Q22	4Q21
Total assets	$ 9,197	$ 9,369	$ 9,502	$ 9,584	$ 9,394
Securities available-for-sale	868	848	865	899	1,316
Securities held-to-maturity	329	329	329	329	-
Loans held-for-investment	7,115	7,289	7,451	7,452	7,251
Total deposits	7,121	7,280	7,559	7,480	7,439
Net interest income	$ 80.2	$ 79.4	$ 78.3	$ 76.4	$ 73.0
Total noninterest income	(1.4)	5.7	7.2	5.9	5.6
Total revenue	78.8	85.1	85.5	82.4	78.6
Noninterest expense	47.6	50.5	47.6	46.4	60.1
Loss (gain) in alternative energy partnership investments	0.6	0.5	1.0	0.2	(1.2)
Total noninterest expense	48.2	51.0	48.6	46.6	58.9
Pre-tax pre-provision income[(1)]	30.6	34.1	36.9	35.8	19.8
(Reversal of) provision for credit losses	-	-	-	(31.5)	11.3
Income tax expense	9.1	9.9	10.2	18.8	2.8
Net income	21.5	24.2	26.7	48.5	5.8
Preferred dividend and other adjustments	-	-	-	5.2	1.7
Net income available to common stockholders	$ 21.5	$ 24.2	$ 26.7	$ 43.3	$ 4.0
Diluted earnings per common share	$ 0.36	$ 0.40	$ 0.43	$ 0.69	$ 0.07
Tangible common equity per common share[(1)]	$ 14.19	$ 13.79	$ 14.05	$ 14.05	$ 13.88
Return on average assets	0.92%	1.02%	1.15%	2.09%	0.24%
Adjusted efficiency ratio[(1)]	56.03%	55.66%	55.11%	56.53%	58.47%

(1) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

26

27 NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include tangible assets, tangible equity, tangible common equity, tangible equity to tangible assets, tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average total assets, pre-tax pre- provision (PTPP) income (loss), adjusted PTPP income (loss), PTPP income (loss) ROAA, adjusted PTPP income (loss) ROAA, efficiency ratio, adjusted efficiency ratio, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS) and adjusted return on average assets (ROAA) constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock from tangible equity. Return on average tangible common equity is computed by dividing net income (loss) available to common stockholders, after adjustment for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding adjusted total revenue and subtracting adjusted noninterest expense. PTPP income ROAA is computed by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is computed by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is computed by dividing noninterest expense by total revenue. Adjusted efficiency ratio is computed by dividing adjusted noninterest expense by adjusted total revenue. Adjusted net income (loss) is calculated by adjusting net income (loss) for tax-effected noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted net income is calculated by adjusting net income for tax-effected noninterest income and noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted ROAA is computed by dividing annualized adjusted net income by average assets. Adjusted net income (loss) available to common stockholders is computed by removing the impact of preferred stock redemptions from adjusted net income (loss). Adjusted diluted earnings per share is computed by dividing adjusted net income (loss) available to common stockholders by the weighted average diluted common shares outstanding. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 28-32 of this presentation.

28 NON-GAAP RECONCILIATION (1) Non-GAAP measure (2) Ratio presented on an annualized basis (Dollars in thousands) 4Q22 3Q22 2Q22 1Q22 4Q21 Net interest income $ 80,217 $ 79,408 $ 78,299 $ 76,441 $ 73,039 Noninterest income (1,427) 5,681 7,186 5,910 5,605 Total revenue 78,790 85,089 85,485 82,351 78,644 Noninterest expense 48,203 50,962 48,612 46,596 58,872 Pre-tax pre-provision income(1) $ 30,587 $ 34,127 $ 36,873 $ 35,755 $ 19,772 Total revenue $ 78,790 $ 85,089 $ 85,485 $ 82,351 $ 78,644 Total noninterest income adjustments 7,708 - - (16) - Adjusted total revenue(1) $ 86,498 $ 85,089 $ 85,485 $ 82,335 $ 78,644 Noninterest expense $ 48,203 $ 50,962 $ 48,612 $ 46,596 $ 58,872 Total noninterest expense adjustments 261 (3,601) (1,498) (52) (12,891) Adjusted noninterest expense(1) 48,464 47,361 47,114 46,544 45,981 Adjusted pre-tax pre-provision income(1) $ 38,034 $ 37,728 $ 38,371 $ 35,791 $ 32,663 Average Assets $ 9,257,311 $ 9,408,740 $ 9,342,696 $ 9,392,305 $ 9,331,955 Pre-tax pre-provision ROAA(1),(2) 1.31% 1.44% 1.58% 1.54% 0.84% Adjusted pre-tax pre-provision ROAA(1),(2) 1.63% 1.59% 1.65% 1.55% 1.39% Efficiency Ratio(1) 61.18% 59.89% 56.87% 56.58% 74.86% Adjusted efficiency ratio(1),(2) 56.03% 55.66% 55.11% 56.53% 58.47%

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands)	4Q22	3Q22	2Q22	1Q22	4Q21
Adjusted Noninterest Income					
Total noninterest income	(1,427)	5,681	7,186	5,910	5,605
Net (gain) on securities available for sale	7,708	-	-	(16)	-
Adjusted noninterest income[1]	$ 6,281	$ 5,681	$ 7,186	$ 5,894	$ 5,605
Adjusted Noninterest Expense					
Total noninterest expense	$ 48,203	$ 50,962	$ 48,612	$ 46,596	$ 58,872
Noninterest expense adjustments:					
Indemnified legal recoveries (fees)	869	(1,017)	(455)	106	(642)
Acquisition, integration and transaction costs	-	(2,080)	-	-	(13,469)
Noninterest expense adjustments before gain (loss) in alternative energy partnership investments	869	(3,097)	(455)	106	(14,111)
(Loss) gain in alternative energy partnership investments	(608)	(504)	(1,043)	(158)	1,220
Total noninterest expense adjustments	261	(3,601)	(1,498)	(52)	(12,891)
Adjusted noninterest expense[1]	$ 48,464	$ 47,361	$ 47,114	$ 46,544	$ 45,981
Average assets	$9,257,311	$9,408,740	$9,342,696	$9,392,305	$9,331,955
Noninterest income to total revenue[1]	(1.81%)	6.68%	8.41%	7.18%	7.13%
Adjusted noninterest income to adjusted total revenue[1]	7.26%	6.68%	8.41%	7.16%	7.13%
Noninterest expense / Average assets[2]	2.07%	2.15%	2.09%	2.01%	2.50%
Adjusted noninterest expense / Average assets[1][2]	2.08%	2.00%	2.02%	2.01%	1.95%

(1) Non-GAAP measure
(2) Ratio presented on an annualized basis

29

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands)	4Q22	3Q22	2Q22	1Q22	4Q21
Tangible Common Equity to Tangible Assets Ratio					
Total assets	$ 9,197,016	$ 9,368,578	$ 9,502,113	$ 9,583,540	$ 9,393,743
Less: goodwill	(114,312)	(114,312)	(95,127)	(95,127)	(94,301)
Less: other intangible assets	(7,526)	(8,081)	(4,677)	(4,990)	(6,411)
Tangible assets[1]	$ 9,075,178	$ 9,246,185	$ 9,402,309	$ 9,483,423	$ 9,293,031
Total stockholders' equity	$ 959,618	$ 951,990	$ 949,130	$ 979,009	$ 1,065,290
Less: preferred stock	-	-	-	-	(94,956)
Total common stockholders' equity	$ 959,618	$ 951,990	$ 949,130	$ 979,009	$ 970,334
Total stockholders' equity	$ 959,618	$ 951,990	$ 949,130	$ 979,009	$ 1,065,290
Less: goodwill	(114,312)	(114,312)	(95,127)	(95,127)	(94,301)
Less: other intangible assets	(7,526)	(8,081)	(4,677)	(4,990)	(6,411)
Tangible equity[1]	837,780	829,597	849,326	878,892	964,578
Less: preferred stock	-	-	-	-	(94,956)
Tangible common equity[1]	$ 837,780	$ 829,597	$ 849,326	$ 878,892	$ 869,622
Total stockholders' equity to total assets	10.43%	10.16%	9.99%	10.22%	11.34%
Tangible equity to tangible assets[1]	9.23%	8.97%	9.03%	9.27%	10.38%
Tangible common equity to tangible assets[1]	9.23%	8.97%	9.03%	9.27%	9.36%
Common shares outstanding	58,544,534	59,679,558	59,985,736	62,077,312	62,188,206
Class B non-voting non-convertible common shares outstanding	477,321	477,321	477,321	477,321	477,321
Total common shares outstanding	59,021,855	60,156,879	60,463,057	62,554,633	62,665,527
Book value per common share	$ 16.26	$ 15.83	$ 15.70	$ 15.65	$ 15.48
Tangible common equity per common share[1]	$ 14.19	$ 13.79	$ 14.05	$ 14.05	$ 13.88

(1) Non-GAAP measure

30

31 NON-GAAP RECONCILIATION (Dollars in thousands) 4Q22 3Q22 2Q22 1Q22 4Q21 Return on tangible common equity Average total stockholders' equity $ 989,414 $ 960,806 $ 969,885 $ 1,049,912 $ 1,035,782 Less: Average preferred stock - - - (75,965) (94,956) Average common stockholders' equity 989,414 960,806 969,885 973,947 940,826 Less: Average goodwill (114,312) (98,916) (95,127) (94,307) (86,911) Less: Average other intangible assets (7,869) (4,570) (4,869) (6,224) (4,994) Average tangible common equity(1) $ 867,233 $ 857,320 $ 869,889 $ 873,416 $ 848,921 Net income available to common stockholders $ 21,519 $ 24,196 $ 26,712 $ 43,345 $ 4,024 Add: Amortization of intangible assets 555 396 313 441 430 Less: Tax effect on amortization of intangible assets(2) (164) (117) (93) (130) (127) Net income available to common stockholders after the adjustments for intangible assets(1) $ 21,910 $ 24,475 $ 26,932 $ 43,656 $ 4,327 Return on average equity 8.63% 9.99% 11.05% 18.74% 2.20% Return on average tangible common equity(1) 10.02% 11.33% 12.42% 20.27% 2.02% (1) Non-GAAP measure (2) Adjustments shown net of a statutory tax rate of 29.6%

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands, except per share data)	4Q22	3Q22	2Q22	1Q22	4Q21
Adjusted net income					
Net income[1][2][3]	$ 21,519	$ 24,196	$ 26,712	$ 48,512	$ 5,751
Adjustments:					
Noninterest income adjustments	7,708	-	-	(16)	-
Noninterest expense adjustments	(261)	3,601	1,498	52	12,891
Tax impact of adjustments above[4]	(2,202)	(1,065)	(443)	(11)	(3,811)
Adjustments to net income	5,245	2,536	1,055	25	9,080
Adjusted net income[2][5]	$ 26,764	$ 26,732	$ 27,767	$ 48,537	$ 14,831
Average Assets	$ 9,257,311	$ 9,408,740	$ 9,342,696	$ 9,392,305	$ 9,331,955
ROAA[6]	0.92%	1.02%	1.15%	2.09%	0.24%
Adjusted ROAA[5][6]	1.15%	1.13%	1.19%	2.10%	0.63%
Adjusted net income available to common stockholders					
Net income available to common stockholders	$ 21,519	$ 24,196	$ 26,712	$ 43,345	$ 4,024
Adjustments to net income	5,245	2,536	1,055	25	9,080
Adjustments for impact of preferred stock redemption	-	-	-	3,747	-
Adjusted net income available to common stockholders[5]	$ 26,764	$ 26,732	$ 27,767	$ 47,117	$ 13,104
Average diluted common shares	59,725,283	60,492,460	61,600,615	62,906,003	60,690,046
Diluted EPS	$ 0.36	$ 0.40	$ 0.43	$ 0.69	$ 0.07
Adjusted diluted EPS[5][7]	$ 0.45	$ 0.44	$ 0.45	$ 0.75	$ 0.22

(1) Net income for the three months and year ended December 31, 2022 includes a $7.7 million pre-tax loss on sale of securities.

(2) Net income and adjusted net income for the three months ended March 31, 2022 and year ended December 31, 2022 includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan; there was no similar recovery in any of the other periods presented. The Bank previously recognized a $35.1 million charge-off for this loan during the third quarter of 2019.

(3) Net income for the three months and year ended December 31, 2021 includes an $11.3 million pre-tax charge for the expected lifetime credit losses for non-purchased credit deteriorated loans acquired in the PMB Acquisition; there was no similar charge in any of the other periods presented.

(4) Tax impact of adjustments shown at a statutory tax rate of 29.6%.

(5) Non-GAAP measure

(6) Ratio presented on an annualized basis

(7) Represents adjusted net income available to common stockholders divided by average diluted common shares.

32

bancofcal.com 33